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                                             Exhibit (23)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration
Statements on Form S-3 (No. 33-48258, No. 33-49285, No. 33-
64453, No. 333-31759, No. 333-56964, No. 333-108562 and No.
333-111726), Form S-4 (No. 33-48891 and No. 333-74572), and
S-8 (No. 33-5803, No. 33-35214, No. 33-56499, No. 33-65033,
No. 33-65035, No. 333-57729, No. 333-57659, No. 333-57663,
No. 333-57665, No. 333-23371, No. 333-43526, No. 333-43524,
and No. 333-64366), of Eastman Kodak Company of our report dated February 10, 2004, March 8, 2004 and May 10, 2004 relating to the financial statements of Eastman Kodak
Company, which appear in the Current Report on Form 8-K of Eastman Kodak Company dated May 14, 2004.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Rochester, New York
May 14, 2004